UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

RACKWISE, INC.
(Name of registrant in its charter)

Nevada	000-54519	27-0997534
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1610 Wynkoop St # 400,
Denver, CO 80202
 (Address of principal executive offices)

(888) 818-2385
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  Form 8K/A filed to correct spelling of name of director.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01.  Other Events

On March 24, 2017, Rackwise Funding II, LL, Black Diamond Holdings LLC, Rackwise Funding LLC, Black Diamond Financial Group Inc. and Triple R-F, LLC holders of more than 75% of the outstanding common stock of Rackwise, Inc. (the “Company”), removed Guy Archbold as a member of the Company’s board of directors in accordance with Section 3.3 of the Bylaws and removed Sherman Henderson, to the extent he was a member of the Company’s board of directors, as a member of the Company’s board of directors in accordance with Section 3.3 of the Bylaws.

In addition, Rackwise Funding II, LLC, Black Diamond Holdings, Rackwise Funding LLC, Black Diamond Financial Group Inc., and Triple R-F, LLC ratified the actions of the board of directors on February 3, 2017 to terminate Guy Archbold as the Chief Executive Officer of the Company.  Finally, Rackwise Funding II, LLC, Black Diamond Holdings LLC, Rackwise Funding LLC, Black Diamond Financial Group Inc. and Triple R-F, LLC ratified the appointment of Patrick Imeson and Bart Richert to the Company’s board of directors.  Dwight Richert, the manager of Triple R-F, LLC, is the brother of Bart Richert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

DATE: April 5, 2017	By:	/s/ Patrick Imeson
Patrick Imeson Interim Chief Restructuring Officer